Exhibit 99.1

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

SANDS CHINA LTD.
(incorporated in the Cayman Islands with limited liability)
(Stock Code: 1928)

PRICE SENSITIVE INFORMATION

This announcement is made pursuant to Rule 13.09 of the Rules Governing the Listing of Securities on The Stock Exchange Hong Kong Limited.

The Company has been informed by the Securities and Futures Commission of Hong Kong (SFC) that the Company is under investigation by the SFC in relation to alleged breaches of the provisions of the Securities and Futures Ordinance and has been requested to produce certain documents.

The Company is not permitted to comment further at this time.

By Order of the Board
Sands China Ltd.
David Alec Andrew Fleming
Joint Company Secretary

Macao, March 31, 2011

As at the date of this announcement, the Board comprises Michael Alan Leven (David Alec Andrew Fleming as his alternate) and Toh Hup Hock (as Executive Directors); Sheldon Gary Adelson, Jeffrey Howard Schwartz and Irwin Abe Siegel (as Non-Executive Directors); and Iain Ferguson Bruce, Chiang Yun and David Muir Turnbull (as Independent Non-Executive Directors).

* For identification purposes only

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